Exhibit 99.1

Infinera Corporation Reports Fourth Quarter and Fiscal Year 2017 Financial Results

Sunnyvale, Calif., February 7, 2018 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its fourth quarter and fiscal year ended December 30, 2017.

GAAP revenue for the quarter was $195.8 million compared to $192.6 million in the third quarter of 2017 and $181.0 million in the fourth quarter of 2016.

GAAP gross margin for the quarter was 24.1% compared to 35.2% in the third quarter of 2017 and 38.1% in the fourth quarter of 2016. GAAP operating margin for the quarter was (36.0)% compared to (17.8)% in the third quarter of 2017 and (25.3)% in the fourth quarter of 2016.

GAAP net loss for the quarter was $(74.0) million, or $(0.50) per share, compared to $(37.2) million, or $(0.25) per share, in the third quarter of 2017 and $(36.3) million, or $(0.25) per share, in the fourth quarter of 2016.

Non-GAAP gross margin for the quarter was 37.5% compared to 39.1% in the third quarter of 2017 and 41.8% in the fourth quarter of 2016. Non-GAAP operating margin for the quarter was (9.3)% compared to (7.8)% in the third quarter of 2017 and (9.2)% in the fourth quarter of 2016.

Non-GAAP net loss for the quarter was $(18.6) million, or $(0.12) per share, compared to $(17.0) million, or $(0.11) per share, in the third quarter of 2017, and $(17.0) million, or $(0.12) per share, in the fourth quarter of 2016.

GAAP gross margin for the year was 32.9% compared to 45.2% in 2016. GAAP operating margin for the year was (24.7)% compared to (3.0)% in 2016. GAAP net loss for the year was $(194.5) million, or $(1.32) per share, compared to $(23.9) million, or $(0.17) per share, in 2016.

Non-GAAP gross margin for the year was 39.3% compared to 48.3% in 2016. Non-GAAP operating margin for the year was (10.1)% compared to 6.2% in 2016. Non-GAAP net loss for the year was $(80.0) million, or $(0.54) per share, compared to net income of $49.4 million, or $0.34 per diluted share, in 2016.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“In Q4 we made some difficult but necessary decisions to reposition the company for crisper execution and increased focus on our go to market strategy,” said Tom Fallon, Infinera’s Chief Executive Officer. “With our full product refresh nearing completion, positive sales momentum ending the year, and a significant pipeline of opportunities, we enter 2018 with confidence that our recent positive revenue trajectory will continue.”

Fourth Quarter 2017 Financial Commentary Available Online
A CFO Commentary reviewing the Company's fourth quarter of 2017 financial results will be furnished to the SEC on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its fourth quarter and fiscal year 2017 results and its outlook for the first quarter of 2018 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to execute and deliver on its got to market strategy; and Infinera’s ability to continue to grow revenue. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, delays in the development and introduction of new products or updates to existing products and market acceptance of these products; the effects of increased customer consolidation; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's ability to adequately respond to demand as a result of the restructuring plan; Infinera's reliance on single and limited source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on September 30, 2017 as filed with the SEC on November 8, 2017, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude restructuring and other costs, gain on the sale and impairment of cost-method investments, non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, amortization and impairment of acquired intangible assets, acquisition-related costs, and certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, along with related tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), basic and diluted net income (loss) per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its fourth quarter and fiscal year 2017 results, including an estimate of certain non-GAAP financial measures for the first quarter of 2018 that excludes restructuring and related costs, non-cash stock-based compensation expenses, amortization of acquired intangible assets and related tax effects, and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenue:
Product	$160,543	$151,365	$610,535	$751,167
Services	35,273	29,678	130,204	118,968
Total revenue	195,816	181,043	740,739	870,135
Cost of revenue:
Cost of product	115,681	101,702	427,118	433,266
Cost of services	13,708	10,309	50,480	43,151
Restructuring and other costs	19,141	—	19,141	—
Total cost of revenue	148,530	112,011	496,739	476,417
Gross profit	47,286	69,032	244,000	393,718
Operating expenses:
Research and development	55,223	67,750	224,299	232,291
Sales and marketing	29,395	30,424	116,057	118,858
General and administrative	17,069	16,726	70,625	68,343
Restructuring and other costs	16,106	—	16,106	—
Total operating expenses	117,793	114,900	427,087	419,492
Loss from operations	(70,507)	(45,868)	(183,087)	(25,774)
Other income (expense), net:
Interest income	858	714	3,328	2,478
Interest expense	(3,609)	(3,243)	(14,017)	(12,887)
Other gain (loss), net:	(1,698)	8,118	(2,160)	7,002
Total other income (expense), net	(4,449)	5,589	(12,849)	(3,407)
Loss before income taxes	(74,956)	(40,279)	(195,936)	(29,181)
Benefit from income taxes	(971)	(4,026)	(1,430)	(4,751)
Net loss	(73,985)	(36,253)	(194,506)	(24,430)
Less: Net loss attributable to noncontrolling interest	—	—	—	(503)
Net loss attributable to Infinera Corporation	$(73,985)	$(36,253)	$(194,506)	$(23,927)
Net loss per common share attributable to Infinera Corporation:
Basic	$(0.50)	$(0.25)	$(1.32)	$(0.17)
Diluted	$(0.50)	$(0.25)	$(1.32)	$(0.17)
Weighted average shares used in computing net loss per common share:
Basic	149,412	144,770	147,878	142,989
Diluted	149,412	144,770	147,878	142,989

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 30, 2017		September 30, 2017		December 31, 2016		December 30, 2017		December 31, 2016
Reconciliation of Gross Profit:
U.S. GAAP as reported	$47,286	24.1%	$67,826	35.2%	$69,032	38.1%	$244,000	32.9%	$393,718	45.2%
Acquisition-related deferred revenue adjustment(1)	—		—		—		—		400
Stock-based compensation(2)	1,846		2,063		1,849		7,811		6,463
Amortization of acquired intangible assets(3)	5,169		5,390		4,745		20,474		19,715
Acquisition-related costs(4)	—		—		27		46		144
Restructuring and other costs(5)	19,141		—		—		19,141		—
Non-GAAP as adjusted	$73,442	37.5%	$75,279	39.1%	$75,653	41.8%	$291,472	39.3%	$420,440	48.3%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$117,793		$102,074		$114,900		$427,087		$419,492
Stock-based compensation(2)	8,450		10,104		9,493		37,909		34,070
Amortization of acquired intangible assets(3)	1,555		1,622		1,436		6,160		6,189
Acquisition-related costs(4)	—		—		416		322		1,869
Restructuring and other costs(5)	16,106		—		—		16,106		—
Intangible asset impairment(6)	—		—		11,295		252		11,295
Non-GAAP as adjusted	$91,682		$90,348		$92,260		$366,338		$366,069

Reconciliation of Income (Loss) from Operations:
U.S. GAAP as reported	$(70,507)	(36.0)%	$(34,248)	(17.8)%	$(45,868)	(25.3)%	$(183,087)	(24.7)%	$(25,774)	(3.0)%
Acquisition-related deferred revenue adjustment(1)	—		—		—		—		400
Stock-based compensation(2)	10,296		12,167		11,342		45,720		40,533
Amortization of acquired intangible assets(3)	6,724		7,012		6,181		26,634		25,904
Acquisition-related costs(4)	—		—		443		368		2,013
Restructuring and other costs(5)	35,247		—		—		35,247		—
Intangible asset impairment(6)	—		—		11,295		252		11,295
Non-GAAP as adjusted	$(18,240)	(9.3)%	$(15,069)	(7.8)%	$(16,607)	(9.2)%	$(74,866)	(10.1)%	$54,371	6.2%

Reconciliation of Net Income (Loss) Attributable to Infinera Corporation:
U.S. GAAP as reported	$(73,985)		$(37,231)		$(36,253)		$(194,506)		$(23,927)
Acquisition-related deferred revenue adjustment(1)	—		—		—		—		400
Stock-based compensation(2)	10,296		12,167		11,342		45,720		40,533
Amortization of acquired intangible assets(3)	6,724		7,012		6,181		26,634		25,904
Acquisition-related costs(4)	—		—		818		257		3,081
Restructuring and other costs(5)	35,247		—		—		35,247		—
Intangible asset impairment(6)	—		—		11,295		252		11,295
Amortization of debt discount(7)	2,710		2,643		2,451		10,444		9,447
Gain on sale of cost-method investment(8)	—		—		(8,983)		—		(8,983)

	Three Months Ended			Twelve Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Impairment of cost-method investment(9)	1,890	—	—	1,890	—
Income tax effects(10)	(1,479)	(1,543)	(3,829)	(5,946)	(8,360)
Non-GAAP as adjusted	$(18,597)	$(16,952)	$(16,978)	$(80,008)	$49,390

Net Income (Loss) per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$(0.50)	$(0.25)	$(0.25)	$(1.32)	$(0.17)
Non-GAAP as adjusted	$(0.12)	$(0.11)	$(0.12)	$(0.54)	$0.35
Net Income (Loss) per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$(0.50)	$(0.25)	$(0.25)	$(1.32)	$(0.17)
Non-GAAP as adjusted	$(0.12)	$(0.11)	$(0.12)	$(0.54)	$0.34
Weighted Average Shares Used in Computing Net Income (Loss) per Common Share:
Basic	149,412	148,777	144,770	147,878	142,989
Diluted	149,412	148,777	144,770	147,878	145,800
_____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one-year period, so Infinera's GAAP revenue for the one-year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of non-cash stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Twelve Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Cost of revenue	$728	$779	$791	$3,065	$2,966
Research and development	3,841	4,040	4,011	15,845	13,732
Sales and marketing	2,264	3,025	3,037	11,288	11,043
General and administration	2,345	3,039	2,445	10,776	9,295
	9,178	10,883	10,284	40,974	37,036
Cost of revenue - amortization from balance sheet*	1,118	1,284	1,058	4,746	3,497
Total stock-based compensation expense	$10,296	$12,167	$11,342	$45,720	$40,533
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)
Restructuring and other costs are related to Infinera's plan to restructure its worldwide operations, which was announced during the fourth quarter of 2017. These costs consist of $13.6 million of inventory write-downs as a result of Infinera's product rationalization efforts, $9.4 million of severance and related costs, $7.3 million of facilities-related costs and $4.9 million of manufacturing and test asset impairments. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(6)
Intangible asset impairments are associated with previously acquired intangibles and acquired in-process research and development (“IPR&D”). The impairment of previously acquired intangibles was the result of management determining that the carrying value will not be recoverable. Acquired IPR&D impairment is associated with intangibles acquired with the Transmode acquisition, which Infinera does not anticipate utilizing in future products. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that these expenses are not indicative of ongoing operating performance.

(7)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million in aggregate principal amount of 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(8)
The gain on sale of a cost-method investment has been excluded in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that this gain is not indicative of ongoing operating performance.

(9)
The impairment of cost-method investment has been excluded in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that this non-cash expense is not indicative of ongoing operating performance.

(10)
The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs, amortization of acquired intangible assets and the IPR&D impairment related to the Transmode acquisition.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$116,345	$162,641
Short-term investments	147,596	141,697
Short-term restricted cash	544	8,490
Accounts receivable, net of allowance for doubtful accounts of $892 in 2017 and $772 in 2016	126,152	150,370
Inventory	214,704	232,955
Prepaid expenses and other current assets	42,596	34,270
Total current assets	647,937	730,423
Property, plant and equipment, net	135,942	124,800
Intangible assets	92,188	108,475
Goodwill	195,615	176,760
Long-term investments	31,019	40,779
Cost-method investment	5,110	7,000
Long-term restricted cash	4,597	6,449
Other non-current assets	5,262	3,897
Total assets	$1,117,670	$1,198,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,124	$62,486
Accrued expenses	39,782	31,580
Accrued compensation and related benefits	45,751	46,637
Short-term debt, net	144,928	—
Accrued warranty	13,670	16,930
Deferred revenue	72,421	58,900
Total current liabilities	374,676	216,533
Long-term debt, net	—	133,586
Accrued warranty, non-current	17,239	23,412
Deferred revenue, non-current	22,502	19,362
Deferred tax liability	21,609	25,327
Other long-term liabilities	16,279	18,035
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of December 30, 2017 and December 31, 2016
Issued and outstanding shares - 149,471 as of December 30, 2017 and 145,021 as of December 31, 2016	149	145
Additional paid-in capital	1,417,043	1,354,082
Accumulated other comprehensive income (loss)	6,254	(28,324)
Accumulated deficit	(758,081)	(563,575)
Total stockholders’ equity	665,365	762,328
Total liabilities and stockholders’ equity	$1,117,670	$1,198,583

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 30, 2017	December 31, 2016
Cash Flows from Operating Activities:
Net loss	$(194,506)	$(24,430)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	65,997	61,489
Non-cash restructuring and other costs	29,237	—
Amortization of debt discount and issuance costs	11,342	10,260
Amortization of premium on investments	463	1,069
Impairment of acquired in-process research and development	252	11,295
Realized gain on sale of cost-method investment	—	(8,983)
Impairment of cost-method investment	1,890	—
Stock-based compensation expense	45,720	40,533
Other loss	40	672
Changes in assets and liabilities:
Accounts receivable	25,849	33,895
Inventory	2,727	(64,095)
Prepaid expenses and other assets	(8,194)	(5,501)
Accounts payable	(4,763)	(28,254)
Accrued liabilities and other expenses	(14,395)	(11,012)
Deferred revenue	16,416	21,439
Net cash provided by (used in) operating activities	(21,925)	38,377
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(160,215)	(124,077)
Proceeds from sales of available-for-sale investments	10,531	—
Proceeds from maturities and calls of investments	152,876	142,898
Purchase of cost-method investment	—	(7,000)
Proceeds from sale of cost-method investment	—	23,483
Purchase of property and equipment	(58,041)	(43,335)
Change in restricted cash	4,296	(4,084)
Net cash used in investing activities	(50,553)	(12,115)
Cash Flows from Financing Activities:
Security pledge to acquire noncontrolling interest	5,596	(6,086)
Acquisition of noncontrolling interest	(471)	(16,771)
Proceeds from issuance of common stock	17,991	17,648
Minimum tax withholding paid on behalf of employees for net share settlement	(1,034)	(3,657)
Net cash provided by (used in) financing activities	22,082	(8,866)
Effect of exchange rate changes on cash	4,100	(3,856)
Net change in cash and cash equivalents	(46,296)	13,540
Cash and cash equivalents at beginning of period	162,641	149,101
Cash and cash equivalents at end of period	$116,345	$162,641
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$5,690	$6,625
Cash paid for interest	$2,639	$2,776
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$4,950	$5,597

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17
GAAP Revenue ($ Mil)	$244.8	$258.8	$185.5	$181.0	$175.5	$176.8	$192.6	$195.8
GAAP Gross Margin %	47.5%	47.8%	45.6%	38.1%	36.5%	36.7%	35.2%	24.1%
Non-GAAP Gross Margin %(1)	50.2%	50.4%	49.2%	41.8%	40.3%	40.7%	39.1%	37.5%
Revenue Composition:
Domestic %	71%	64%	56%	53%	57%	63%	59%	53%
International %	29%	36%	44%	47%	43%	37%	41%	47%
Customers >10% of Revenue	3	2	2	2	1	3	2	1
Cash Related Information:
Cash from Operations ($ Mil)	$10.0	$28.2	$5.2	($5.0)	$3.0	($3.0)	($20.9)	($1.0)
Capital Expenditures ($ Mil)	$10.8	$12.5	$9.6	$10.4	$14.7	$24.5	$11.0	$7.8
Depreciation & Amortization ($ Mil)	$14.7	$15.2	$15.9	$15.7	$16.0	$16.6	$16.8	$16.6
DSOs	69	68	75	81	64	64	65	59
Inventory Metrics:
Raw Materials ($ Mil)	$33.1	$39.1	$37.2	$33.2	$34.8	$36.7	$35.8	$27.4
Work in Process ($ Mil)	$59.4	$61.0	$65.5	$74.5	$81.1	$91.6	$84.3	$59.6
Finished Goods ($ Mil)	$97.2	$102.2	$128.8	$125.3	$118.0	$117.7	$122.7	$127.7
Total Inventory ($ Mil)	$189.7	$202.3	$231.5	$233.0	$233.9	$246.0	$242.8	$214.7
Inventory Turns(2)	2.6	2.5	1.6	1.8	1.8	1.7	1.9	2.3
Worldwide Headcount	2,128	2,218	2,262	2,240	2,245	2,272	2,296	2,145
Weighted Average Shares Outstanding (in thousands):
Basic	140,805	142,396	143,850	144,770	145,786	147,538	148,777	149,412
Diluted	146,880	145,891	144,993	145,497	147,017	148,662	149,714	150,098

(1)
Non-GAAP adjustments include restructuring and other costs, non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and other costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.